SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2004

THQ INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction
of incorporation or organization)

Commission File Number:  0-18813

13-3541686

(I.R.S. employer identification no.)

27001 Agoura Road, Suite 325
Calabasas Hills, California 91301

(Address of principal executive
offices, including zip code)

(818) 871-5000

(Registrant’s telephone number,
including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	Exhibit Number	Description

	99.1	Press release of THQ Inc. dated February 5, 2004

Item 12.  Results of Operations and Financial Condition.

In a press release dated February 5, 2004, THQ Inc. (the “Company”) announced earnings for the quarter ended December 31, 2003 and the expansion of the Company’s stock repurchase program.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

In addition to results determined in accordance with United States generally accepted accounting principles (“GAAP”), the attached press release also includes Non-GAAP financial measures that excludes (i) income from a settlement with the Company’s directors’ and officers’ insurance carrier, (ii) settlement of a class action lawsuit, (iii) a non-cash charge for the Company’s discontinuation of the NIS on-line joint venture in 2002, and (iv) the inventory write-off for “WWF” branded games in 2002.  Non-GAAP net income (loss) excluding such items is not recognized as a measure for financial statement presentation under GAAP. A reconciliation of GAAP net income to Non-GAAP net income (loss) that excludes these items is detailed in the press release financial tables. The Company has excluded these items and provided the Non-GAAP net income (loss) because the items are considered “non-operational” in nature and management believes that this information is useful for investors in evaluating the registrant’s operational performance and for facilitating meaningful comparison to prior periods.

This information and the exhibit furnished in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/S/ Fred A. Gysi
Fred A. Gysi, Chief Financial Officer and Senior Vice President - Finance
Date: February 5, 2004